            AKEENA SOLAR 888-253-3628 fax:408-395-7979 www.akeena.net

      605 University Avenue Los Gatos, CA 95032 | 26 Commerce Rd., Suite F,
                              Fairfield, NJ 07004

                               [AKEENA SOLAR LOGO]

                              FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACT:                   COMPANY CONTACT:
Kirsten Chapman / Samantha Lee                Barry Cinnamon, President and CEO
Lippert / Heilshorn & Associates              Akeena Solar, Inc.
(415) 433-3777                                (888) 253-3628
samantha@lhai-sf.com                          bcinnamon@akeena.net
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            Akeena Solar Announces Addition to its Board of Directors
          - Second Quarter 2006 Earnings Conference Call Scheduled for
                        September 7, 2006 at 11 a.m. PT -

LOS GATOS, CA, SEPTEMBER 6, 2006 (BUSINESS WIRE) - Akeena Solar, Inc. (OTC BB:
AKNS), a leading designer and installer of solar power systems, today announced that its board of directors has appointed Edward Roffman to the board. His appointment increases the board size to two members.

"We are thrilled to have Ed join our board," stated Barry Cinnamon, president and CEO of Akeena Solar. "Ed has over 30 years of experience, including serving as a CFO and a consultant for numerous private and newly public companies, as well as extensive acquisition experience. We believe Ed will provide us with financial and strategic insight as we drive strategy execution as a newly public company."

"I am delighted to have the opportunity to work with Barry and the management team at Akeena Solar," said Roffman. "As the acceptance of and demand for solar power is growing rapidly in the United States, this is a pivotal point in the company's evolution. I am excited to help guide management as the team solidifies its strategy to increase sales and marketing, as well as expand its nationwide presence into new regions that have high electricity costs and rebate incentives."

Roffman, 56, most recently was CFO for two consumer software companies: Red Mile
Entertainment, Inc. and Fluent Entertainment. He recently retired from Red Mile, but continues assisting management on a part-time basis. Roffman is also a principal in Creekside, LLC, a consulting firm which provides strategic direction, assists in fund raising, and counsels on reorganizations, acquisitions and strategic partnering. Roffman formed Creekside in 1999. Prior to that, from 1994 to 1998, he was COO and CFO of Palladium Interactive, a
consumer software company, where he was responsible for many functions including finance, human resources manufacturing, and sales. From 1989 through 1994, he ran Roffman and Roffman Consulting assisting with equity raises, banking relationships and business plans to start-ups and turnaround companies. He also worked at Cellnet, formerly Domestic Automation, as CFO; Activision, as CFO,
National Semiconductor Corporation, Automatic Data Processing, Inc. and Deloitte
& Touche. Roffman has his B.B.A. from Temple University and is a Certified
Public Accountant.

CONFERENCE CALL INFORMATION

Akeena Solar will host an earnings conference call at 11 a.m. Pacific Time on
Thursday, September 7, 2006 to discuss its second quarter 2006 earnings results.
Barry Cinnamon, president and CEO, and Lad Wallace, CFO, will discuss strategy, review quarterly activity, provide industry commentary, and answer questions.

The call is being webcast and can be accessed from the "Investor Relations"
section of the company's website at www.akeena.net. If you do not have Internet access, please dial 1-800-798-2884 in the U.S. International callers should dial
1-617-614-6207. If you are unable to participate in the call at this time, the webcast will be archived on the company's website. In addition, a telephonic replay will be available for four business days, beginning two hours after the call. To listen to the replay, in the U.S., please dial 1-888-286-8010.
International callers should dial 617-801-6888. The pass code is 97071476.

Any additional or updated material, non-public information that might be discussed during the call will be provided on the company's website at
www.akeena.net shortly after the call and will be accessible for at least twelve months.

ABOUT AKEENA SOLAR, INC.

Founded in 2001, Akeena Solar's philosophy is simple: We believe producing clean electricity directly from the sun is the right thing to do for our environment and economy. Akeena Solar has grown to become one of the largest national integrators of residential and small commercial solar power systems in the
United States, serving customers directly in California, New Jersey, New York,
Connecticut and Pennsylvania. For more information, visit Akeena Solar's website at www.akeena.net

SAFE HARBOR

Statements made in this release that are not historical in nature constitute forward-looking statements. Forward-looking statements can be identified by the use of words such as "expects," "plans" "will," "may," "anticipates," believes,"
"should," "intends," "estimates," and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, the effectiveness, profitability, and marketability of such products, the ability to protect proprietary information, the impact of current, pending, or future legislation and regulation on the industry, the impact of competitive products or pricing, technological changes, the effect of general economic and business conditions. All forward-looking statements included in this release are made as of the date of this press release, and Akeena Solar assumes no obligation to update any such forward-looking statements.

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